Exhibit 10.1
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                AMENDMENT NO. 1 TO SECURITIES EXCHANGE AGREEMENT

         THIS AMENDMENT NO. 1 TO SECURITIES EXCHANGE AGREEMENT (this "Amendment") is entered into as of the 6th day of October, 2003 by and between GROEN BROTHERS AVIATION, INC., a Utah corporation (the "Company") and CAPITAL STRATEGIES FUND, LTD, a British Virgin Islands company ("Capital").

                                    RECITALS:

         WHEREAS, the Company and Capital are parties to that certain Securities Exchange Agreement, dated as of February 4, 2002 (the "Exchange Agreement");

         WHEREAS, in connection with the grant of authority to the Company by Capital for the Company to amend its Articles of Incorporation in the form of the Second Amendment to the Company's Amended and Restated Articles of Incorporation, Capital has requested that the Company provide to Capital, and the Company has agreed to provide to Capital, certain financial reports on a more frequent basis than is currently required by the Exchange Agreement;

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Company and Capital, intending to be legally bound, hereby agree as follows:

         1. Recitals; Capitalized Terms. The foregoing recitals are true and correct and are incorporated herein by this reference, as if set forth in their entirety. Any capitalized term not defined in this Amendment shall have the meaning ascribed to it in the Exchange Agreement.

         2. Amendment of Section 6.3 of the Exchange Agreement. Section 6.3 of the Exchange Agreement is hereby amended by replacing such Section in its entirety with the following text:

              "6.3. Information Rights. Capital shall be entitled to receive, and the Company shall mail to Capital, at the times specified, the following reports:

                     (a) as soon as  available,  and in any event within  thirty
(30) days after the end of each calendar month, a balance sheet for the Company as of the end of such month and the related statements of income, prepared in accordance with generally accepted accounting principles, as consistently applied, and certified by an officer of the Company as true, correct and complete to the best of his knowledge and belief;

                     (b) as soon as available, and within forty five (45) days after the end of each quarter or, following the filing of SEC Form 12b-25, within the timeframe of an extension for the filing of the Company's 10-QSB, a balance sheet for the Company as of the end of such quarter and the related statements of income, shareholder's equity and cash flows for the year to date, prepared in accordance with generally accepted accounting principles, as consistently applied, and certified by an officer of the Company as true, correct and complete to the best of his knowledge and belief;


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                     (c) as soon as  available  and in any event  within  ninety
(90) days after the end of each fiscal year of the Company, or following the filing of SEC Form 12b-25, within the timeframe of an extension for the filing of the Company's 10-KSB, a balance sheet of the Company as of the end of such fiscal year and the related statements of income, shareholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and audited by a firm of independent public accountants;

                     (d) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that are likely to materially adversely affect the Company or any of its subsidiaries;

                     (e) promptly upon sending, making available or mailing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders; and

                     (f) promptly, from time to time, such other material information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as Capital reasonably may request.

         Notwithstanding the foregoing, if at any time the Company believes that any of the information to be provided pursuant to subsections 6.3(a), (d) or (f) above would involve the production of "material inside information", the Company shall immediately inform Capital of such belief and afford Capital the option to decline receipt of any such information until it is no longer considered "material inside information" by the Company. Capital acknowledges that it will not trade in the Company's securities on the basis of material inside information in violation of applicable securities laws. 3. Ratification. Except as specifically provided in this Amendment, the Exchange Agreement is ratified and confirmed as written.

         4. Conflict. In the event of any conflict between the terms and conditions set forth in the Exchange Agreement and those set forth in this Amendment, the terms and conditions of this Amendment shall control.

         5. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         IN WITNESS  WHEREOF,  this  Amendment has been duly signed on behalf of the Company and Capital as of the day and year first above written.

                                        GROEN BROTHERS AVIATION, INC.


                                        By:___________________________
                                        Name:
                                        Title:


                                        CAPITAL STRATEGIES FUND, LTD.

                                        By:  Westford Asset Management, LLC,
                                                 Investment Manager


                                        By:___________________________
                                        Name:
                                        Title:




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